Exhibit 32.4

Certification of Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of Sunrise Senior Living, Inc. (the “Company”), hereby certifies that, to her knowledge on the date hereof:

(a) the Amendment No. 1 to Annual Report on Form 10-K/A of the Company for the period ended December 31, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. Marc Richards
C. Marc Richards
Date: March 15, 2012	Chief Financial Officer